UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 21, 2011
Date of Report (Date of earliest event reported)

CHINA ELECTRIC MOTOR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53017	26-1357787
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Sunna Motor Industry Park
Jian’an, Fuyong Hi-Tech Park
Baoan District
Shenzhen, Guangdong 518103
People’s Republic of China
 (Address of principal executive offices, including zip code)

86-755-8149 9969
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 21, 2011, Luck Loyal International Investment Limited (“Luck Loyal”), an indirect wholly owned subsidiary of China Electric Motor, Inc. (the “Company”), entered into an Equity Transfer Contract (the “Agreement”) with New-Metal (H.K.) Technology Limited (the “Seller”).  Under the terms of the Agreement, Luck Loyal will purchase 100% of the equity interests of Shenzhen Guofa Optoelectronics Co., Ltd., a wholly foreign owned enterprise incorporated and validly existing under the laws of the People’s Republic of China (the “Target Company”), held by the Seller, for an aggregate purchase price of RMB42,673,736 (or approximately US$6.5 million, based on the exchange rate as of January 21, 2011) (the “Purchase”).  The purchase price will be paid by Luck Loyal in three installments, subject to certain conditions precedent and adjustments, as described in the Agreement.   For the first installment, Luck Loyal will pay RMB4 million (or approximately US$607,000, based on the exchange rate as of January 21, 2011) within ten (10) days of the execution of the Agreement.  For the second installment, Luck Loyal will pay RMB28.7 million  (or approximately US$4.4 million) within thirty (30) days of the Agreement after certain conditions precedent have been met.  The last payment of RMB10 million (or approximately US$1.5 million) will be withheld as a deposit to secure the settlement of labor issues, if any, as described in the Agreement. The closing of the Purchase is expected to take place within 120 business days following the date of the Agreement, subject to government approvals.  Each party’s obligation to complete the Purchase remains subject to the satisfaction of various conditions.  If the Seller materially breaches the Agreement, which results in loss of title to the equity interests being transferred, or subjects Luck Loyal or the Target Company to any claim, recourse or legal liability, Luck Loyal is entitled to either (A) sell the equity interests back to the Seller at an amount equal to the purchase price already paid by the Seller plus liquidated damages of 15% of such amount, or (B) receive a refund of at least 30% of the original purchase price from the Seller, at the option of Luck Loyal.

The foregoing description of the Purchase and related documents does not purport to be complete and is qualified in its entirety by reference to a complete copy of the Agreement, a translation of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 25, 2011, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On January 20, 2011, Mr. Shengping Wang resigned as the Chief Technology Officer of the Company for personal reasons, effective as of January 21, 2011.

Appointment of Officer

On January 21, 2011, the Board of Directors of the Company appointed Mr. Dehe Wang as the Chief Technology Officer of the Company, effective as of January 21, 2011.

Mr. Dehe Wang has over 15 years of management and research experience in the micro motor industry.  He is an expert in the design and production of micro motors, plant operations and related management.  Prior to joining the Company, Mr. Dehe Wang served as the General Manager of ShenZhen Guofa Optoelectronics Co., Ltd. since November 2005.  From July 2005 to November 2005, he acted as the Plant Manager of Shenzhen Better Precision Machinery Factory. From October 2002 to June 2005, he served as the Deputy General Manager of Shenzhen Jia’ai Motor Co., Ltd, a privately-owned company specializing in the production of micro-motor.  From May 1991 to September 2002, he served as the director of production department of ShenZhen UBIFAFA Industry Co., Ltd., a joint venture established in 1988.  From July 1988 to April 1991, he was an assistant engineer at Tianjin Labor Protection Rubber Plant.  Mr. Dehe Wang holds a Bachelor’s degree in Mechanism of Technology from Tianjin University Electrical and Mechanical Branch.  He received his Master’s degree in Engineering Management from Huazhong University of Science and Technology in 1999.  In 2003, he  received the degree of Doctor of Business Administration from Southern California University for Professional Studies.  From 1995 to 2002, Mr. Dehe Wang received a number of qualifications and certificates, including an Engineer Qualification Certificate, a Senior Planner Qualification Certificate and a Senior Business Operator Qualification Certificate.

Pursuant to an employment agreement (the “Employment Agreement”), effective as of January 21, 2011, between the Company and Mr. Dehe Wang, Mr. Dehe Wang will receive a base salary at a monthly rate of RMB25,000. He is also entitled to standard corporate-style healthcare insurance coverage and will be reimbursed for reasonable travel, hotel, entertainment, and other business related expenses. Mr. Dehe Wang is entitled to accrue seven (7) days of paid leave each year.

The Company agreed that within five (5) business days after the approval of an equity incentive plan (the “Plan”) by the Company’s stockholders, the Company will grant Mr. Dehe Wang, in accordance with the terms and conditions of the Plan, 50,000 shares of restricted common stock of the Company (the “Grant”).  Additional terms and conditions of the Grant shall be determined by the Company’s Board of Directors in accordance with the Plan at the time of the Grant and set forth in a stock grant agreement between Mr. Dehe Wang and the Company.

The initial term of the Employment Agreement is for thirty-six (36)  months, with automatic one-year extensions, unless either party provides ninety (90) days written notice of termination prior to the expiration of the then current term.  Mr. Dehe Wang may terminate his Agreement and resign from his position for any reason upon thirty (30) days written notice to the Company.  The Company may terminate the Agreement immediately for Cause (as defined in the Employment Agreement) and upon thirty (30) days written notice without Cause.  In the event the Company terminates Mr. Dehe Wang’s employment for Cause, the Company will pay Mr. Dehe Wang, on the date of termination, only the amount of his salary that is earned but unpaid as of the date of termination, in addition to any accrued but unused paid leave and any unreimbursed business expenses incurred as of the date of termination.  In the event the Company terminates Mr. Dehe Wang’s employment without Cause, Mr. Dehe Wang will receive a severance payment in an amount equal to his salary at the time of termination for the remainder of the then-current term of the Employment Agreement.  In the event Mr. Dehe Wang terminates the Employment Agreement and resigns with Good Reason (as defined in the Employment Agreement), Mr. Dehe Wang will be entitled to a severance payment in an amount equal to three (3) months of his annual salary at the time of termination.

There are no arrangements or understandings between Mr. Dehe Wang and any other persons pursuant to which Mr. Dehe Wang was selected as Chief Technology Officer.  Mr. Dehe Wang has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Dehe Wang and any director or executive officer of the Company.

Item 7.01  Regulation FD Disclosure.

On January 25, 2011, the Company issued a press release announcing the appointment of Mr. Dehe Wang as Chief Technology Officer of the Company.

A copy of the January 25, 2011 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Translation of Equity Transfer Contract, dated as of January 21, 2011, by and between New-Metal (H.K.) Technology Limited and Luck Loyal International Investment Limited.
10.2	Employment Agreement with Mr. Dehe Wang effective as of January 21, 2011.
99.1	Press Release of China Electric Motor, Inc. dated January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Dated: January 25, 2011	By:	/s/ YueWang
Yue Wang
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Translation of Equity Transfer Contract, dated as of January 21, 2011, by and between New-Metal (H.K.) Technology Limited and Luck Loyal International Investment Limited.
10.2	Employment Agreement with Mr. Dehe Wang effective as of January 21, 2011.
99.1	Press Release of China Electric Motor, Inc. dated January 25, 2011.